                                                                        EX-99.g.

                                   JP MORGAN
                            GLOBAL CUSTODY AGREEMENT
                                    BETWEEN
                                 [THE CUSTOMER]
                                      AND
                           JPMORGAN CHASE BANK, N.A.

                                 December 2006

                                Table of contents

1.       Intention of the Parties; Definitions                                                     2
         1.1      Intention of the Parties                                                         2
         1.2      Definitions                                                                      2

2.       What the Bank is Required to Do                                                           4
         2.1      Set Up Accounts                                                                  4
         2.2      Cash Account                                                                     5
         2.3      Segregation of Assets; Nominee Name                                              6
         2.4      Settlement of Transactions                                                       6
         2.5      Contractual Settlement Date Accounting                                           7
         2.6      Actual Settlement Date Accounting                                                7
         2.7      Income Collection (AutoCredit(R))                                                8
         2.8      Miscellaneous Administrative Duties                                              8
         2.9      Corporate Actions                                                                9
         2.10     Class Action Litigation                                                          9
         2.11     Proxies                                                                          9
         2.12     Statements of Account                                                           10
         2.13     Access to Bank's Records                                                        10
         2.14     Maintenance of Financial Assets at Subcustodian Locations                       11
         2.15     Tax Relief Services                                                             11
         2.16     Foreign Exchange Transactions                                                   11
         2.17     Notifications                                                                   12

3.       Instructions                                                                             12
         3.1      Acting on Instructions; Method of Instruction and Unclear Instructions          12
         3.2      Verification and Security Procedures                                            12
         3.3      Instructions; Contrary to Law/Market Practice                                   13
         3.4      Cut-Off Times                                                                   13
         3.5      Electronic Access                                                               13

4.       Fees, Expenses and Other Amounts Owing to the Bank                                       13
         4.1      Fees and Expenses                                                               13
         4.2      Overdrafts                                                                      13
         4.3      Bank's Right Over Securities; Set-off                                           14
5.       Subcustodians, Securities Depositories, And Other Agents                                 14

         5.1      Appointment of Subcustodians; Use of Securities Depositories                    14
         5.2      Liability for Subcustodians                                                     14

6.       ADDITIONAL PROVISIONS RELATING TO CUSTOMER                                               14
         6.1      Representations of Customer and Bank                                            14
         6.2      Customer is Liable to Bank Even if it is Acting for Another Person              14

7.       WHEN BANK IS LIABLE TO CUSTOMER                                                          14
         7.1      Standard of Care; Liability                                                     14
         7.2      Force Majeure                                                                   14
         7.3      Bank  May Consult With Counsel                                                  14
         7.4      Bank Provides Diverse Financial Services and May Generate Profits as a Result   14
         7.5      Assets Held Outside Bank's Control                                              14
         7.6      Ancillary services                                                              14

8.       TAXATION                                                                                 14
         8.1      Tax Obligations                                                                 14
         8.2      Tax Relief Services                                                             14

9.       TERMINATION                                                                              14
         9.1      Termination                                                                     14
         9.2      Exit Procedure                                                                  14

10.      MISCELLANEOUS                                                                            14
         10.1     Notifications                                                                   14
         10.2     Successors and Assigns                                                          14
         10.3     Interpretation                                                                  14
         10.4     Entire Agreement                                                                14
         10.5     Information Concerning Deposits at Bank's London Branch                         14
         10.6     Insurance                                                                       14
         10.7     Security Holding Disclosure                                                     14
         10.8     USA PATRIOT Act Disclosure                                                      14
         10.9     Governing Law and Jurisdiction                                                  14
         10.10    Severability; Waiver; and Survival                                              14
         10.11    Confidentiality                                                                 14
         10.12    Counterparts                                                                    14
         10.13    No Third Party Beneficiaries                                                    14

         SCHEDULE 1 List of Subcustodians and Markets Used by the Bank                            14
         SCHEDULE 2 Persons Authorized To Give Instructions                                       14
         SCHEDULE 3 Authorized Fund Managers/Advisers                                             14
         SCHEDULE 4 Form of Board Resolution                                                      14
         SCHEDULE 5 Electronic Access                                                             14

GLOBAL CUSTODY AGREEMENT

This Agreement,  dated  ____________________,  200__, is between  JPMORGAN CHASE
BANK,   NATIONAL   ASSOCIATION   ("Bank"),   with  a  place   of   business   at
________________________     ________________;     and     _____________________
("Customer") with a place of business at __________________.

1.   INTENTION OF THE PARTIES; DEFINITIONS

     1.1  Intention of the Parties

          (a)  This Agreement sets out the terms on which Bank will be providing custodial,  settlement  and  other  associated  services  to  the
               Customer.  Bank will be responsible  for the  performance of only those duties set forth in this Agreement.
          (b)  Investing in Financial  Assets and cash in foreign  jurisdictions may involve risks of loss or other special features. The Customer acknowledges  that  Bank  is  not  providing  any  legal,  tax or investment  advice in providing the services under this Agreement and will not be liable  for any  losses  resulting  from  Country
               Risk.

     1.2  Definitions

          As used  herein,  the  following  terms have the  meaning  hereinafter stated.

          "Account" has the meaning set forth in Section 2.1 of this Agreement.

          "Affiliate"  means an  entity  controlling,  controlled  by,  or under common control with, Bank.

          "Affiliated Subcustodian" means a Subcustodian that is an Affiliate.

          "Applicable  Law"  means  any  applicable   statute,   treaty,   rule,
          regulation  or  common  law and  any  applicable  decree,  injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

          "Authorized  Person"  means  any  person  who has been  designated  by written  notice from the  Customer in the form of  Schedules 2 or 3 as the case may be (or by written  notice in the form of  Appendix A from any agent designated by the Customer,  including,  without limitation, an  investment  manager) to act on behalf of the  Customer  under this
          Agreement.  Such persons will continue to be Authorized  Persons until such time as Bank  receives  and has had  reasonable  time to act upon
          Instructions  from the Customer (or its agent) that any such person is no longer an Authorized Person.

          "Bank Indemnitees" means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

          "Bank's  London  Branch"  means the London  branch  office of JPMorgan
          Chase Bank, N.A.

          "Cash Account" has the meaning set forth in Section 2.1(a)(ii).

          "Confidential   Information"   means  and   includes  all  non  public
          information  concerning  the Customer or the  Accounts  which the Bank receives in the course of  providing  services  under this  Agreement.
          Nevertheless,  the term  Confidential  Information  shall not  include information  which is or becomes  available  to the general  public by means other than the Bank's  breach of the terms of this  Agreement or information which the Bank obtains on a non confidential  basis from a person who is not known to be subject to any  obligation of confidence to any person with respect to that information.

          "Corporate  Action" means any subscription  right,  bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with  respect to a  Financial  Asset in the  Securities  Account  that require  discretionary action by the beneficial owner of the security, but does not include rights with respect to class action litigation or proxy voting.

          "Country  Risk"  means the risk of  investing  or holding  assets in a particular  country or market,  including,  but not limited to,  risks arising  from  nationalization,  expropriation  or other  governmental actions; the country's financial infrastructure,  including prevailing
          custody,  tax  and  settlement  practices;   laws  applicable  to  the
          safekeeping and recovery of Financial Assets and cash held in custody;
          the  regulation of the banking and  securities  industries,  including changes  in  market  rules;  currency  restrictions,  devaluations  or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

          "Entitlement  Holder"  means  the  person  named on the  records  of a
          Securities  Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

          "Financial  Asset"  means  a  Security  and  refers,  as  the  context requires,  either  to the  asset  itself  or to the  means  by which a person's  claim to it is evidenced,  including a Security,  a security certificate,  or a Securities Entitlement.  "Financial Asset" does not include cash.

          "Instructions"   means  an  instruction  that  has  been  verified  in
          accordance with a Security  Procedure or, if no Security  Procedure is applicable, which Bank believes in good faith to have been given by an
          Authorised  Person in the manner  specified  next to their name in the relevant Schedule.

          "Liabilities" means any liabilities,  losses,  claims, costs, damages, penalties,  fines,  obligations,  or expenses  of any kind  whatsoever
          (including, without limitation,  reasonable attorneys',  accountants', consultants' or experts' fees and disbursements).

          "Securities" means shares, stocks,  debentures,  bonds, notes or other like  obligations,  whether issued in certificated  or  uncertificated form, and any  certificates,  receipts,  warrants or other instruments representing  rights to receive,  purchase or  subscribe  for the same that  are  commonly  traded  or dealt in on  securities  exchanges  or financial  markets  or other  obligations  of an  issuer,  or  shares, participations and interests in an issuer recognised in the country in which it is  issued  or dealt in as a medium  for  investment  and any other  property  as may be  acceptable  to  Bank  for  the  Securities
          Account.

          "Securities  Account" means each Securities  custody account on Bank's records to which  Financial  Assets are or may be credited  under this
          Agreement.

          "Securities    Depository"    means   any    securities    depository,
          dematerialized book entry system or similar system.

          "Securities Entitlement" means the rights and property interests of an
          Entitlement  Holder with respect to a Financial  Asset as set forth in
          Part 5 of Article 8 of the Uniform Commercial Code of the State of New
          York, as the same may be amended from time to time.

          "Securities  Intermediary"  means Bank, a  Subcustodian,  a Securities
          Depository,  and any other financial institution which in the ordinary course of business  maintains  Securities  custody accounts for others and acts in that capacity.

          "Security Procedure" has the meaning set forth in Section 3.2(a).

          "Subcustodian"  means any of the subcustodians  appointed by Bank from time to time to hold  Securities  and act on its  behalf in  different jurisdictions  (and being at the date of this  Agreement  the entities listed in Schedule 1) and includes any Affiliated Subcustodian.

          All terms in the  singular  will have the same  meaning  in the plural unless the context otherwise provides and visa versa.

     2.   WHAT THE BANK IS REQUIRED TO DO

          2.1  Set Up Accounts

               (a)  Bank will  establish  and  maintain the  following  accounts
                    ("Accounts"):

                    (i)  one or more Securities Accounts in the name of Customer
                         (or in another name  requested by the Customer  that is
                         acceptable to Bank) for Financial Assets,  which may be
                         held  by  Bank  or  its  Subcustodian  or a  Securities
                         Depository   for  Bank  on  behalf  of  the   Customer,
                         including as an Entitlement Holder; and

                    (ii) one or more  accounts  in the name of  Customer  (or in
                         another  name   requested  by  the  Customer   that  is
                         acceptable  to Bank) ("Cash  Account")  for any and all
                         cash in any  currency  received by or on behalf of Bank
                         for the account of Customer.

                    Notwithstanding  paragraph  (ii),  cash held in  respect  of those  markets  where  Customer  is  required to have a cash account  in its own name  held  directly  with the  relevant
                    Subcustodian  or Securities  Depository will be held in that manner and will not be part of the Cash Account.

               (b)  At the  request  of  Customer,  additional  Accounts  may be opened in the future,  which will be subject to the terms of this Agreement.

               (c)  Bank's  obligation  to open  Accounts  pursuant  to  Section
                    2.1(a)  is  conditional  upon  Bank  receiving  such  of the following documents as Bank may require:

                    (i)  a  certified  copy  of  the  Customer's  constitutional documents as currently in force;

                    (ii) a  certified  copy of a  resolution  of the  Customer's
                         board  of  directors  or  equivalent   governing  body,
                         substantially in the form set out in Schedule 4;

                    (iii) Bank's standard form fund manager mandate (in the form set  out in  Appendix  A),  completed  by  any  persons
                         designated in Schedule 3; and

                    (iv) in the case of any Account opened in a name not that of the Customer,  documentation  with respect to that name
                         similar to that set forth in sub-sections (i) - (iii).

          2.2 Cash Account

               (a)  Any amount  standing to the credit of the Cash  Account is a debt  due  from  Bank  to  Customer  as  banker.  Except  as otherwise  provided in Instructions  acceptable to Bank, all cash held in the Cash Account  will be deposited  during the period it is credited to the Accounts in one or more deposit accounts  at Bank or at Bank's  London  Branch.  Any cash so
                    deposited   with  Bank's   London  Branch  will  be  payable
                    exclusively  by  Bank's  London  Branch  in  the  applicable
                    currency,   subject  to  compliance   with  Applicable  Law,
                    including,   without   limitation,   any   restrictions   on
                    transactions  in  the  applicable  currency  imposed  by the country of the applicable currency.

               (b)  Any  amounts  credited  by Bank to the Cash  Account  on the basis of a notice or an interim  credit from a third  party, may be reversed if Bank does not receive  final payment in a timely manner. Bank will notify the Customer promptly of any such reversal.

          2.3 Segregation of Assets; Nominee Name

               (a)  Bank  will  identify  in its  books  that  Financial  Assets credited to Customer's Securities Account belong to Customer
                    (except as otherwise may be agreed by Bank and Customer).

               (b)  To  the  extent   permitted  by  Applicable  Law  or  market
                    practice, Bank will require each Subcustodian to identify in
                    its  own  books   that   Financial   Assets   held  at  such
                    Subcustodian  by Bank on behalf of its  customers  belong to customers of Bank, such that it is readily apparent that the
                    Financial Assets do not belong to Bank or the Subcustodian.

               (c)  Bank is authorized, in its discretion,

                    (i)  to hold in bearer form,  such  Financial  Assets as are customarily  held in bearer  form or are  delivered  to
                         Bank or its Subcustodian in bearer form;

                    (ii) to hold  Securities in or deposit  Securities  with any
                         Securities Depository;

                    (iii) to hold  Securities in omnibus  accounts on a fungible basis and to accept  delivery of Securities of the same
                         class and  denomination as those deposited with Bank or
                         its Subcustodian; and

                    (iv) to  register  in  the  name  of   Customer,   Bank,   a
                         Subcustodian,   a  Securities   Depository,   or  their
                         respective  nominees,  such  Financial  Assets  as  are
                         customarily held in registered form.

          2.4 Settlement of Transactions

          Subject to Article 3 and Section 4.2 of this Agreement,  Bank will act
          in  accordance  with   Instructions  with  respect  to  settlement  of
          transactions.   Settlement   will  be  conducted  in  accordance  with
          prevailing  standards of the market in which the  transaction  occurs.
          Without limiting the generality of the foregoing,  Customer authorizes
          Bank to deliver  Securities or payment in accordance  with  applicable market  practice in advance of receipt or settlement of  consideration expected in  connection  with such  delivery or payment,  and Customer acknowledges  and  agrees  that such  action  alone will not of itself constitute  negligence,  fraud, or willful misconduct of Bank, and the risk of loss  arising  from any such action will be borne by Customer.
          In the  case of the  failure  of  Customer's  counterparty  (or  other appropriate  party) to deliver the expected  consideration  as agreed,
          Bank will contact the  counterparty to seek settlement and will notify the Customer of such failure.

          2.5 Contractual Settlement Date Accounting

               (a)  Bank will effect book  entries on a  contractual  settlement date accounting basis as described below with respect to the settlement  of  transactions  in those  markets  where  Bank generally offers contractual settlement date accounting.

                    (i)  Sales:  On the  settlement  date for a sale,  Bank will credit the Cash  Account  with the proceeds of the sale
                         and  transfer  the  relevant  Financial  Assets  to  an
                         account at Bank pending  settlement of the  transaction
                         where not already delivered.

                    (ii) Purchases:  On the settlement date for the purchase (or earlier,  if market practice  requires  delivery of the
                         purchase price before the settlement  date),  Bank will
                         debit the Cash  Account for the  settlement  amount and
                         credit a separate  account at Bank. Bank then will post
                         the  Securities  Account  as  awaiting  receipt  of the
                         expected   Financial  Assets.   Customer  will  not  be
                         entitled to the delivery of  Financial  Assets that are
                         awaiting receipt until Bank or a Subcustodian  actually
                         receives them.

                    Upon request, Bank shall provide the Customer with a list of those markets for which it provides  contractual  settlement date  accounting.  Bank may add markets to or remove markets
                    from  this  list  upon  notice  to  the  Customer   that  is
                    reasonable in the circumstances.

               (b)  Bank may  reverse  any  debit or  credit  made  pursuant  to
                    Section 2.5(a) prior to a  transaction's  actual  settlement upon notice to the  Customer in cases where Bank  reasonably believes  that  the  transaction  will  not  settle  in  the ordinary course within a reasonable  time. The Customer will be responsible  for any costs or liabilities  resulting from such reversal. The Customer acknowledges that the procedures described  in Section 2.5 are of an  administrative  nature, and Bank does not  undertake to make loans and/or  Financial
                    Assets available to Customer.

          2.6 Actual Settlement Date Accounting

          With respect to settlement of a transaction  that is not posted to the
          Account on the  contractual  settlement date as referred to in Section
          2.5, Bank will post the  transaction  on the date on which the cash or
          Financial  Assets  received as  consideration  for the  transaction is actually received and cleared by Bank.

          2.7 Income Collection (AutoCredit(R))

               (a)  Bank will  monitor  information  publicly  available  in the applicable market about  forthcoming  income payments on the
                    Financial  Assets,  and will promptly notify the Customer of such information.

               (b)  Bank will credit the Cash  Account  with income  proceeds on
                    Financial Assets on the anticipated payment date, net of any
                    taxes  that  are   withheld  by  Bank  or  any  third  party
                    ("AutoCredit")  in  those  markets  where  Bank  customarily provides an AutoCredit  service.  Upon  request,  Bank shall provide  the  Customer  with a list of  AutoCredit  eligible markets.  Bank may add markets to or remove markets from the list of AutoCredit  markets upon notice to the Customer that
                    is  reasonable  in  the  circumstances.   Bank  may  reverse
                    AutoCredit credits upon oral or written  notification to the
                    Customer if Bank  believes  that the  corresponding  payment will not be received by Bank within a  reasonable  period or the credit was incorrect.

               (c)  In  markets  where  Bank  does  not  provide  an  AutoCredit service,  income  on  Financial  Assets  (net  of any  taxes withheld by Bank or any third  party) will be credited  only after actual receipt and reconciliation.

               (d)  Bank will use  reasonable  efforts  to  contact  appropriate parties to collect unpaid interest,  dividends or redemption proceeds and notify the Customer of the late payment.

          2.8 Miscellaneous Administrative Duties

               (a)  Until Bank receives Instructions to the contrary, Bank will:

                    (i)  present  all  Financial   Assets  for  which  Bank  has
                         received  notice of a call for  redemption or that have
                         otherwise matured,  and all income and interest coupons
                         and  other  income  items  that call for  payment  upon
                         presentation;

                    (ii) execute in the name of Customer  such  certificates  as may  be  required  to  obtain  payment  in  respect  of
                         Financial Assets; and

                    (iii) exchange interim or temporary  documents of title held in the Securities  Account for definitive  documents of
                         title.

               (b)  In the event  that,  as a result  of  holding  of  Financial
                    Assets in an omnibus account,  Customer receives  fractional interests  in  Financial  Assets  arising out of a Corporate
                    Action or class action litigation, Bank will credit Customer with the  amount  of cash it  would  have  received  had the
                    Financial  Assets not been held in an omnibus  account,  and
                    Customer  shall  relinquish  to Bank  its  interest  in such fractional interests.

               (c)  If some, but not all, of an  outstanding  class of Financial
                    Assets is called for  redemption,  Bank may allot the amount redeemed among the respective  beneficial  holders of such a class  of  Financial  Assets  on a pro  rata  basis  or in a similar manner Bank deems fair and equitable.

          2.9 Corporate Actions

               (a)  Bank will act in  accordance  with local market  practice to obtain  information  concerning  Corporate  Actions  that is publicly  available  in the  local  market.  Bank  also will
                    review  information   obtained  from  sources  to  which  it
                    subscribes  for   information   concerning   such  Corporate
                    Actions.  Bank will promptly  provide that  information  (or
                    summaries  that  accurately   reflect  the  material  points
                    concerning the applicable  Corporate  Action) to Customer or its Authorized Person.

               (b)  Bank will act in accordance with the Customer's Instructions in relation to such Corporate Actions. If the Customer fails to provide Bank with timely Instructions with respect to any
                    Corporate  Action,  neither  Bank nor its  Subcustodians  or their  respective  nominees will take any action in relation to that  Corporate  Action,  except as  otherwise  agreed in writing by Bank and the  Customer  or as may be set forth by
                    Bank as a default  action in the  notification  it  provides under Section 2.9(a) with respect to that Corporate Action.

          2.10 Class Action Litigation

          Any notices  received by Bank's  corporate  actions  department  about settled  securities  class action  litigation  that requires action by affected  owners of the underlying  Financial  Assets will be promptly notified to Customer if Bank,  using  reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the  relevant  Financial  Assets in custody  with Bank at the relevant time.

          2.11 Proxies

               (a)  Bank will  monitor  information  distributed  to  holders of
                    Financial  Assets  about  upcoming   shareholder   meetings,
                    promptly  notify  the  Customer  of  such  information  and, subject  to  Section  2.11(c),  act in  accordance  with the
                    Customer's  Instructions  in relation to such meetings ("the
                    Proxy Voting Service").

               (b)  The  Proxy  Voting  Service  is  available  only in  certain markets,  details  of  which  are  available  from  Bank  on
                    request.   Provision   of  the  Proxy   Voting   Service  is
                    conditional  upon  receipt  by  Bank  of  a  duly  completed enrolment form as well as additional  documentation that may be required for certain markets.

               (c)  The  Proxy  Voting   Service   does  not  include   physical
                    attendance at  shareholder  meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

               (d)  Customer acknowledges that the provision of the Proxy Voting
                    Service may be  precluded or  restricted  under a variety of circumstances.  These  circumstances  include,  but  are not limited to:

                    (i)  the   Financial   Assets  being  on  loan  or  out  for
                         registration;

                    (ii) the pendency of conversion or another corporate action;

                    (iii) the  Financial  Assets  being  held  in  a  margin  or collateral  account at Bank or another  bank or broker,
                         or otherwise in a manner which affects voting;

                    (iv) local market regulations or practices,  or restrictions by the issuer; and

                    (v)  Bank  being  required  to vote  all  shares  held for a particular  issue for all of Bank's  customers on a net
                         basis  (i.e.  a net  yes or no  vote  based  on  voting
                         instructions  received from all its  customers).  Where
                         this is the case, Bank will inform Customer by means of
                         the Notification.

          2.12 Statements of Account

               (a)  Bank will provide  Customer  with a statement of account for each Account,  identifying cash and Financial Assets held in the Account and any  transfers to and from the  Account.  If agreed  by  the  parties,  statements  of  account  will  be accessed by the Customer on-line. Otherwise, statements will be sent to Customer  at times to be  mutually  agreed by the parties.  Customer  will review its statement of account and give Bank written notice of any suspected  error or omission within  a  reasonable  time  of the  date  of  the  relevant suspected error or omission.

               (b)  Customer  acknowledges  that  information  available  to  it on-line with respect to transactions  posted after the close of  the  prior  business  day  may  not be  accurate  due to mis-postings,  delays in updating Account records, and other causes.  Bank  will not be  liable  for any  loss or  damage arising  out  of the  inaccuracy  of  any  such  information accessed on-line.

          2.13 Access to Bank's Records

               (a)  Bank will allow Customer's  auditors and independent  public accountants  such  reasonable  access to the records of Bank relating to  Financial  Assets as is required in  connection with their  examination  of books and records  pertaining to
                    Customer's  affairs.   Subject  to  restrictions  under  the
                    relevant  local law, Bank also will obtain an undertaking to
                    permit   Customer's    auditors   and   independent   public
                    accountants,   reasonable  access  to  the  records  of  any
                    Subcustodian  of  Financial  Assets  held in the  Securities
                    Account  as  may  be  required  in   connection   with  such
                    examination.

               (b)  Bank will,  upon reasonable  written notice,  allow Customer reasonable access during normal working hours to the records of Bank relating to the Accounts. Bank may impose reasonable restrictions  on the number of individuals  allowed  access, the  frequency  and length of such access,  and the scope of the records made  available.  The Customer  shall  reimburse
                    Bank  for the cost of  copying,  collating  and  researching archived information at Bank's regular hourly rate.

          2.14 Maintenance of Financial Assets at Subcustodian Locations

          Unless  Instructions  require  another  location  acceptable  to Bank,
          Financial  Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be  presented  for  payment,  where  such  Financial  Assets  were acquired,  or where such Financial  Assets are held. Bank reserves the right to refuse  to accept  delivery  of  Financial  Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

          2.15 Tax Relief Services

          Bank will provide tax relief services as provided in Section 8.2.

          2.16 Foreign Exchange Transactions

          To facilitate the  administration of Customer's trading and investment activity,  Bank may,  but will not be obliged  to,  enter into spot or forward  foreign  exchange  contracts with Customer,  or an Authorized
          Person, and may also provide foreign exchange contracts and facilities through  its  Affiliates  or  Subcustodians.  Instructions,  including standing  Instructions,  may be issued with respect to such contracts, but Bank may establish  rules or  limitations  concerning  any foreign exchange  facility  made  available.  In all  cases  where  Bank,  its
          Affiliates  or  Subcustodians  enter  into a master  foreign  exchange contract that covers foreign  exchange  transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the
          extent  not   inconsistent,   this  Agreement,   will  apply  to  such
          transactions.

          2.17 Notifications

          If Customer has agreed to access  information  concerning the Accounts through Bank's website, Bank may make any notifications required under this Agreement by posting it on the website.

          3. INSTRUCTIONS

          3.1  Acting  on  Instructions;   Method  of  Instruction  and  Unclear
          Instructions

               (a)  Customer   authorizes  Bank  to  accept  and  act  upon  any
                    Instructions  received by it without inquiry.  Customer will indemnify Bank  Indemnitees  against,  and hold each of them harmless  from,  any  Liabilities  that may be  imposed  on, incurred  by, or  asserted  against  Bank  Indemnitees  as a result of any action or omission  taken in  accordance  with any Instruction.

               (b)  Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

               (c)  Bank  shall  promptly  notify an  Authorized  Person if Bank
                    determines   that  an  Instruction   does  not  contain  all
                    information  reasonably  necessary for Bank to carry out the
                    Instruction.  Bank will not be liable  for any loss  arising
                    from  any   reasonable   delay  in  carrying  out  any  such
                    Instruction  pending  receipt of such  missing  information, clarification or confirmation.

          3.2 Verification and Security Procedures

               (a)  Bank  and  Customer  shall  from  time  to time  agree  upon security  procedures  to be followed  by  Customer  upon the issuance of an  instruction  and/or by Bank upon the receipt of an instruction,  so as to enable Bank to verify that such
                    instruction  is  authorized   ("Security   Procedures").   A
                    Security Procedure may, without limitation,  involve the use of algorithms,  codes,  passwords,  encryption and telephone
                    call  backs.   The  Customer   acknowledges   that  Security
                    Procedures are designed to verify the  authenticity  of, and not detect  errors in,  instructions.  For the  avoidance of doubt,  the parties agree that a SWIFT message issued in the name of the Customer  through any third party utility agreed upon  by  the  parties  as  being  a  method  for  providing
                    Instructions  and  authenticated  in  accordance  with  that utility's  customary  procedures,  shall be  deemed to be an authorised Instruction.

               (b)  Bank and Customer shall ensure that any codes,  passwords or similar devices are reasonably safeguarded.

               (c)  Either   party   may   record   any   of   their   telephone
                    communications.

          3.3  Instructions;  Contrary to Law/Market  Practice Bank need not act upon Instructions which it reasonably  believes to be contrary to law, regulation  or  market  practice,  but  Bank  will be under no duty to investigate  whether any  Instructions  comply with  Applicable Law or market practice.

          3.4 Cut-Off Times

          Bank has established cut-off times for receipt of Instructions,  which will be made  available to Customer.  If Bank receives an  Instruction after its established  cut-off time, Bank will attempt to act upon the
          Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable after that day.

          3.5 Electronic Access

          Access by  Customer  to certain  applications  or products of Bank via
          Bank's web site or otherwise  shall be governed by this  Agreement and the terms and conditions set forth in Schedule 5.

          4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

          4.1 Fees and Expenses

          Customer will pay Bank for its services under this Agreement such fees as may be agreed  upon in  writing  from time to time,  together  with
          Bank's reasonable out-of-pocket or incidental expenses, including, but not  limited  to,  legal fees and tax or related  fees  incidental  to processing charged directly or indirectly by governmental authorities, issuers,  or their  agents.  The Bank will  invoice the  Customer  for amounts  owing to it and such  amounts will be payable  within  thirty
          (30) days of the invoice.  The Bank will be entitled to deduct amounts owing to it from the Cash  Account if the Customer has not objected to the  invoice  within  thirty  (30) days of the date of the invoice (or such  other  period  as the  parties  may  agree in  writing).  If the
          Customer  disputes an invoice it shall  nevertheless pay, or allow the
          Bank to deduct,  such  portion of the invoice that is not subject to a bona fide dispute.  Without prejudice to Bank's other rights, the Bank reserves the right to charge  interest on overdue amounts from the due date  until  actual  payment  at such rate as the Bank may  reasonably determine.

          4.2 Overdrafts

          If a debit to any  currency  in the Cash  Account  results  in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the  overdraft,  (ii) or  refuse  to settle in whole or in part the
          transaction   causing  such  debit  balance,  or  (iii)  if  any  such
          transaction  is posted to the  Securities  Account,  reverse  any such posting.  If Bank elects to make such an advance,  the advance will be deemed a loan to Customer,  payable on demand, bearing interest at the
          applicable   rate  charged  by  Bank  from  time  to  time,  for  such
          overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which
          Bank makes similar  overdrafts  available  from time to time. No prior action or course  of  dealing  on  Bank's  part  with  respect  to the settlement of  transactions  on Customer's  behalf will be asserted by
          Customer  against Bank for Bank's refusal to make advances to the Cash
          Account or to settle any  transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

          4.3 Bank's Right Over Securities; Set-off

               (a)  Without  prejudice to Bank's  rights under  Applicable  Law, until satisfaction of all Liabilities  outstanding from time to time (whether  actual or contingent) of Customer under or in  connection  with this  Agreement,  Bank shall have,  and
                    Customer  shall  grant to Bank a security  interest in and a lien on the Financial Assets held in the Securities  Account and Bank shall be entitled  without  notice to Customer,  to
                    withhold  delivery  of  such  Financial   Assets,   sell  or
                    otherwise  realize any of such Financial Assets and to apply the  proceeds  and any  other  monies  credited  to the Cash
                    Account  in  satisfaction  of  such  Liabilities.  For  this purpose,  Bank may make such currency  conversions as may be necessary  at its  then  current  rates  for  the  sale  and purchase of relevant currencies.

               (b)  Without  prejudice to Bank's  rights under  Applicable  Law,
                    Bank may set off against any amount owing by Customer  under this  Agreement  any amount in any currency  standing to the credit of any of  Customer's  accounts  (whether  deposit or otherwise)  with  any  Bank  branch  or  office  or with any
                    Affiliate of Bank. For this purpose,  Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency  conversions as may be necessary at its current  rates  for the sale and  purchase  of the  relevant currencies.

          5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

          5.1 Appointment of Subcustodians; Use of Securities Depositories

               (a)  Bank is authorized  under this  Agreement to act through and hold Customer's  Financial Assets with  Subcustodians.  Bank will use reasonable  care in the  selection,  monitoring and continued  appointment of such  Subcustodians.  In addition,
                    Bank and each Subcustodian may deposit  Securities with, and hold  Securities in any Securities  Depository on such terms as  such  Securities  Depository  customarily  operates  and
                    Customer  will  provide  Bank  with  such  documentation  or acknowledgements that Bank may require to hold the Financial
                    Assets in such Securities Depository.

               (b)  Any  agreement  Bank  enters  into with a  Subcustodian  for holding  Bank's  customers'  assets will  provide  that such assets  will not be subject to any right,  charge,  security interest,  lien  or  claim  of any  kind  in  favor  of such
                    Subcustodian or its creditors except a claim for payment for their  safe  custody or  administration,  or, in the case of cash  deposits,  except  for  liens  or  rights  in favor of creditors  of the  Subcustodian  arising  under  bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely  transferable  without the payment of
                    money   or  value   other   than   for   safe   custody   or
                    administration. Bank shall be responsible for all claims for payment of fees for safe custody or  administration  so that no Subcustodian exercises any claim for such payment against
                    Customer's assets. Where a Subcustodian  deposits Securities
                    with  a   Securities   Depository,   Bank  will   cause  the
                    Subcustodian  to  identify on its  records as  belonging  to
                    Bank, as agent, the Securities  shown on the  Subcustodian's account at such Securities  Depository.  This Section 5.1(b)
                    will not apply to the  extent of any  special  agreement  or
                    arrangement   made   by   Customer   with   any   particular
                    Subcustodian.

               (c)  Bank is not  responsible  for the selection or monitoring of any Securities Depository and will not be liable for any act or  omission  by  (or  the  insolvency  of)  any  Securities
                    Depository.  In the event the Customer  incurs a loss due to
                    the  negligence,   willful  default,   or  insolvency  of  a
                    Securities Depository, Bank will make reasonable efforts, in
                    its  discretion,   to  seek  recovery  from  the  Securities
                    Depository,  but Bank  will not be  obligated  to  institute legal  proceedings,  file  proof of claim in any  insolvency proceeding, or take any similar action.

          5.2 Liability for Subcustodians

               (a)  Subject  to Section  7.1(b),  Bank will be liable for direct losses incurred by Customer that result from:

                    (i)  the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance
                         with the standards prevailing in the relevant market or
                         from  the   fraud  or   willful   misconduct   of  such
                         Subcustodian in the provision of custodial  services by
                         it; or

                    (ii) the insolvency of any Affiliated Subcustodian.

               (b)  Subject to Section  5.1(a) and Bank's duty to use reasonable
                    care  in  the  monitoring  of  a  Subcustodian's   financial
                    condition as reflected in its published financial statements
                    and   other   publicly   available   financial   information
                    concerning it customarily  reviewed by Bank in its oversight process,  Bank will not be responsible for the insolvency of any  Subcustodian  which  is not a branch  or an  Affiliated
                    Subcustodian.

               (c)  Bank   reserves   the  right  to  add,   replace  or  remove
                    Subcustodians.  Bank  will  give  prompt  notice of any such action,  which will be advance notice if  practicable.  Upon request by Customer,  Bank will  identify the name,  address and principal place of business of any  Subcustodian and the name  and  address  of  the  governmental  agency  or  other regulatory  authority  that  supervises  or  regulates  such
                    Subcustodian.

          6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

          6.1 Representations of Customer and Bank

               (a)  The Customer  represents  and warrants  that (i) it has full
                    authority   and  power,   and  has  obtained  all  necessary
                    authorizations  and  consents,  to deposit  and  control the
                    Financial  Assets and cash in the  Accounts,  to use Bank as
                    its  custodian  in   accordance   with  the  terms  of  this
                    Agreement,  and to borrow  money  (both  any  short  term or intraday borrowings in order to settle transactions prior to receipt  of  covering  funds),  grant a lien over  Financial
                    Assets as  contemplated  by  Section  4.3,  and  enter  into foreign exchange  transactions;  (ii) assuming execution and delivery  of this  Agreement  by  Bank,  this  Agreement  is
                    Customer's legal, valid and binding obligation,  enforceable in  accordance  with its  terms  and it has full  power  and
                    authority  to  enter  into  and  has  taken  all   necessary
                    corporate   action  to  authorize   the  execution  of  this
                    Agreement  (iii) it has not  relied  on any oral or  written representation made by Bank or any person on its behalf, and acknowledges  that this  Agreement  sets out to the  fullest extent  the  duties of Bank;  (iv) it is a  resident  of the
                    United  States  and  shall  notify  Bank of any  changes  in residency and (v) the Financial Assets and cash deposited in the Accounts are not subject to any  encumbrance or security interest whatsoever and Customer undertakes that, so long as
                    Liabilities are outstanding, it will not create or permit to subsist  any  encumbrance  or  security  interest  over such
                    Financial Assets or cash.

                    Bank may rely upon the  certification of such other facts as may be required to administer Bank's  obligations under this
                    Agreement  and  Customer  shall  indemnify  Bank against all losses,  liability,  claims or demands  arising  directly or indirectly from any such certifications.

               (b)  Bank represents and warrants that (i) assuming execution and delivery of this  Agreement by Customer,  this  Agreement is
                    Bank's legal, valid and binding  obligation,  enforceable in accordance  with its  terms  and (ii) it has full  power and
                    authority  to  enter  into  and  has  taken  all   necessary
                    corporate   action  to  authorize   the  execution  of  this
                    Agreement.

          6.2 Customer is Liable to Bank Even if it is Acting for Another Person

          If Customer is acting as an agent or for another  person as  envisaged in Section  2.1(a) in respect of any  transaction,  cash, or Financial
          Asset,  Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions  relating to the
          Account.  The  foregoing  will not affect  any rights  Bank might have against Customer's  principal or the other person envisaged by Section
          2.1(a).

          7. WHEN BANK IS LIABLE TO CUSTOMER

          7.1 Standard of Care; Liability

               (a)  Bank will use reasonable  care in performing its obligations under this Agreement.  Bank will not be in violation of this
                    Agreement  with  respect  to any  matter  as to which it has satisfied its obligation of reasonable care.

               (b)  Bank will be liable for the Customer's direct damages to the extent they result from Bank's fraud,  negligence or willful misconduct  in  performing  its  duties  as set  out in this
                    Agreement  and to the extent  provided  in  Section  5.2(a).
                    Nevertheless, under no circumstances will Bank be liable for any indirect,  incidental,  consequential or special damages
                    (including,  without  limitation,  lost profits) of any form incurred by any person or entity, whether or not foreseeable and  regardless  of the type of action in which such a claim may  be  brought,  with  respect  to  the  Accounts,  Bank's
                    performance   under  this  Agreement,   or  Bank's  role  as
                    custodian.

               (c)  The Customer will indemnify Bank  Indemnitees  against,  and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted  against any of Bank Indemnitees in connection with or arising out of (i) Bank's  performance under this  Agreement,  provided Bank  Indemnitees  have not acted  with  negligence  or  engaged  in  fraud  or  willful misconduct in connection with the Liabilities in question or
                    (ii) any Bank  Indemnitee's  status as a holder of record of
                    Customer's Financial Assets. Nevertheless, Customer will not be  obligated  to indemnify  any Bank  Indemnitee  under the preceding  sentence  with respect to any Liability for which
                    Bank is liable under Section 5.2 of this Agreement.

               (d)  Customer  agrees  that Bank  provides no service in relation to,  and  therefore  has no duty or  responsibility  to: (i)
                    question Instructions or make any suggestions to Customer or an  Authorized  Person  regarding  such  Instructions;  (ii)
                    supervise   or  make   recommendations   with   respect   to
                    investments  or the  retention  of Financial  Assets;  (iii)
                    advise  Customer  or  an  Authorized  Person  regarding  any default  in  the  payment  of  principal  or  income  of any security  other than as provided  in Section  2.7(b) of this
                    Agreement;  (iv)  evaluate  or  report  to  Customer  or  an
                    Authorized  Person regarding the financial  condition of any broker,  agent or other party to which Bank is instructed to deliver Financial Assets or cash.

          7.2 Force Majeure

          Bank will maintain and update from time to time business  continuation and disaster  recovery  procedures  with respect to its global custody business  that  it  determines  from  time  to  time  meet  reasonable commercial  standards.  Bank will have no liability,  however, for any damage,  loss,  expense or liability  of any nature that  Customer may suffer or incur,  caused by an act of God, fire, flood, civil or labor disturbance,  war,  terrorism,  act of any  governmental  authority or other act or  threat of any  authority  (de jure or de  facto),  legal constraint,  fraud or forgery,  malfunction  of  equipment or software
          (except where such  malfunction  is primarily  attributable  to Bank's negligence in  maintaining  the equipment or software),  failure of or the  effect of rules or  operations  of any  external  funds  transfer system, inability to obtain or interruption of external communications facilities,  or any  cause  beyond  the  reasonable  control  of  Bank
          (including without  limitation,  the  non-availability  of appropriate foreign exchange).

          7.3 Bank May Consult With Counsel

          Bank  will be  entitled  to rely on,  and may act upon the  advice  of professional  advisers in relation  to matters of law,  regulation  or market practice (which may be the professional  advisers of Customer), and shall not be deemed to have been  negligent  with  respect  to any action taken or omitted pursuant to such advice.

          7.4 Bank Provides Diverse Financial  Services and May Generate Profits
          as a Result

          Customer   hereby   authorizes   Bank  to  act  under  this  Agreement
          notwithstanding  that: (a) Bank or any of its  divisions,  branches or
          Affiliates may have a material  interest in transactions  entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest, including the fact that Bank or its  Affiliates may act as a market maker in the
          Financial  Assets  to which  Instructions  relate,  provide  brokerage services to other customers, act as financial adviser to the issuer of such Financial  Assets,  act in the same transaction as agent for more than  one  customer,  have a  material  interest  in the  issue of the
          Financial  Assets;  or earn profits from any of the activities  listed herein.  (b) Bank or any of its divisions,  branches or Affiliates may be in possession of information  tending to show that the Instructions received may not be in the best  interests  of  Customer.  Bank is not under any duty to disclose any such information.

          7.5 Assets Held Outside Bank's Control

          Bank will not be  obliged to hold  Securities  or cash with any person not  agreed  to by Bank.  Furthermore,  Bank  will not be  obliged  to register or record  Securities in the name of any person not agreed to by Bank.  If,  however,  the  Customer  makes such a request  and Bank agrees to the  request,  the  consequences  of doing so will be at the
          Customer's own risk.  Bank will not be liable for any losses  incurred as a result and may be precluded  from  providing some of the services referred to in this  Agreement (for example,  and without  limitation, income collection, proxy voting, class action litigation and Corporate
          Action notification and processing).

          7.6 Ancillary services

          Bank and its  Subcustodians may use third parties to provide ancillary services (i.e.  services that do not form part of the custody services contained in Article 2 and which include without limitation courier or pricing  services).  Whilst Bank will use reasonable care (and procure that its  Subcustodians  use  reasonable  care) in the  selection  and retention of such third parties,  it will not be  responsible  for any errors or omissions made by such third party in providing the relevant services.

          8. TAXATION

          8.1 Tax Obligations

               (a)  Customer confirms that Bank is authorized to deduct from any cash  received or credited to the Cash  Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

               (b)  Customer   will   provide   to  Bank  such   certifications,
                    documentation,   and   information  as  it  may  require  in
                    connection  with taxation,  and warrants  that,  when given, this  information is true and correct in every respect,  not
                    misleading   in  any  way,   and   contains   all   material
                    information.  Customer undertakes to notify Bank immediately if any  information  requires  updating or correcting.  Bank provides  no  service  of  controlling  or  monitoring,  and therefore  has no duty in respect of, or  liability  for any taxes,  penalties,  interest or additions to tax, payable or paid  that  result  from (i) the  inaccurate  completion  of documents by Customer or any third party;  (ii) provision to
                    Bank  or  a  third  party  of   inaccurate   or   misleading
                    information  by  Customer  or any  third  party;  (iii)  the withholding of material information by Customer or any third party;  or (iv) as a  result  of any  delay  by any  revenue authority or any other cause beyond Bank's control.

               (c)  If  Bank  does  not  receive   appropriate   certifications,
                    documentation  and information then, as and when appropriate and  required,  additional  tax shall be  deducted  from all income  received in respect of the  Financial  Assets issued
                    (including,  but not limited to, United States  non-resident alien tax and/or backup withholding tax.

               (d)  Customer  will be  responsible  in all events for the timely payment of all taxes relating to the Financial Assets in the
                    Securities  Account  provided,  however,  that  Bank will be responsible  for any penalty or  additions to tax due solely as a result  of  Bank's  negligent  acts or  omissions  with respect to paying or withholding tax or reporting  interest, dividend  or  other  income  paid or  credited  to the  Cash
                    Account.

          8.2 Tax Relief Services

               (a)  Subject to the  provisions of this Section,  Bank will apply for a reduction of withholding tax and any refund of any tax paid  or tax  credits  in  respect  of  income  payments  on
                    Financial  Assets  credited to the  Securities  Account that
                    Bank   believes  may  be  available.   To  defray   expenses
                    pertaining to nominal tax claims, Bank may from time-to-time set  minimum  thresholds  as to a de  minimus  value  of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

               (b)  The provision of a tax relief service by Bank is conditional upon Bank  receiving  from Customer (i) a declaration of its identity  and  place of  residence  and (ii)  certain  other documentation  (pro forma copies of which are available from
                    Bank),  prior to the  receipt  of  Financial  Assets  in the
                    Account or the payment of income.

               (c)  Bank will perform tax relief  services  only with respect to taxation levied by the revenue  authorities of the countries advised  to  Customer  from  time to time and Bank  may,  by
                    notification  in  writing,   in  its  absolute   discretion,
                    supplement  or amend the  countries  in which the tax relief services  are offered.  Other than as expressly  provided in this  Section  8.2 Bank  will  have no  responsibility  with
                    regard  to   Customer's   tax  position  or  status  in  any
                    jurisdiction.

          9. TERMINATION

          9.1 Termination

               (a)  The initial term of this Agreement  shall be for a period of three  years  following  the  date on which  Bank  commenced
                    providing  services  under  the  Agreement.   Following  the
                    initial term, Customer may terminate this Agreement on sixty
                    (60) days' written  notice to Bank.  Bank may terminate this
                    Agreement  on [one hundred and eighty  (180)] days'  written notice to the Customer.

               (b)  Notwithstanding Section 9.1(a):

                    (i)  Either party may terminate this  Agreement  immediately on written  notice to the other party in the event that
                         a material  breach of this Agreement by the other party
                         has not been  cured  within  thirty  (30) days' of that
                         party  being  given  written  notice  of  the  material
                         breach;

                    (ii) Either party may terminate this  Agreement  immediately on  written  notice to the other  party  upon the other
                         party  being   declared   bankrupt,   entering  into  a
                         composition  with creditors,  obtaining a suspension of
                         payment, being put under court controlled management or
                         being the subject of a similar measure;

                    (iii) Bank may terminate  this Agreement on sixty (60) days'
                         written  notice  to  Customer  in the  event  that Bank
                         reasonably  determines  that  Customer  has  ceased  to
                         satisfy Bank's customary credit requirements; and

                    (iv) Customer may  terminate  this  Agreement at any time on sixty (60) days' written notice to Bank upon payment of
                         a  termination  fee.  The  termination  fee  will be an
                         amount equal to six (6) times the average  monthly fees
                         paid during the six month  period  prior to  Customer's
                         notice of termination, or since the date Bank commenced
                         providing  services under this Agreement if that period
                         is less than six months.

          9.2 Exit Procedure

          Customer  will  provide  Bank full details of the persons to whom Bank must deliver  Financial Assets and cash a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide  such  details in a timely  manner,  Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to successor  custodian, but  Bank may  take  such  steps  as it  reasonably  determines  to be
          necessary  to  protect   itself   following  the  effective   time  of
          termination,  including  ceasing  to  provide  transaction  settlement services  in the event that Bank is  unwilling  to assume any  related credit risk.  Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the  Financial  Assets and cash (and, accordingly,  Bank will be entitled to sell Financial Assets and apply the sale proceeds in  satisfaction  of amounts owing to it).  Customer will reimburse Bank promptly for all out-of-pocket  expenses it incurs in delivering Financial Assets upon termination.  Termination will not affect any of the  liabilities  either party owes to the other arising under this Agreement prior to such termination.

          10. MISCELLANEOUS

          10.1 Notifications

          Notices (other than Instructions)  under this Agreement will be served by registered  mail or hand delivery to the address of the  respective parties as set out on the first page of this Agreement,  unless notice of a new address is given to the other  party in writing.  Notice will not be deemed to be given unless it has been received.

          10.2 Successors and Assigns

          This Agreement will be binding on each of the parties'  successors and assigns,  but the  parties  agree  that  neither  party can assign its rights and obligations  under this Agreement without the prior written consent of the other party,  which  consent  will not be  unreasonably withheld.

          10.3 Interpretation

          Headings  are for  convenience  only and are not  intended  to  affect interpretation.  References  to  Sections  are  to  Sections  of  this
          Agreement  and  references  to  sub-Sections  and  paragraphs  are  to sub-Sections  of the Sections and  paragraphs of the  sub-Sections  in which they appear.

          10.4 Entire Agreement

               (a) The following Rider(s) are incorporated into this Agreement:

                    ___     Cash Trade Execution;
                    ___     Cash Sweep;
                    ___     Accounting Services;
                    ___     Mutual Fund;
                    ___     Compliance Reporting Services; and
                    ___     Performance Measurement Reporting Services.

               (b)  This  Agreement,  including  the  Schedules,  Exhibits,  and
                    Riders (and any separate  agreement  which Bank and Customer may enter into with respect to any Cash  Account),  sets out the entire Agreement  between the parties in connection with the subject matter, and this Agreement  supersedes any other agreement, statement, or representation relating to custody, whether oral or written.  Amendments  must be in writing and signed by both parties.

          10.5 Information Concerning Deposits at Bank's London Branch

               Under U.S. federal law, deposit accounts that Customer  maintains in Bank's foreign branches  (outside of the U.S.) are not insured by the Federal  Deposit  Insurance  Corporation.  In the event of
               Bank's  liquidation,   foreign  branch  deposits  have  a  lesser
               preference  than U.S.  deposits,  and such  foreign  deposits are subject to cross-border  risks.  However,  the Financial Services
               Compensation  Scheme (the "FSCS") was created under the Financial
               Services  and  Markets  Act  2000.  The  terms of the FSCS  offer protection in connection  with  deposits and  investments  in the event  of the  persons  to whom  Bank's  London  Branch  provides services  suffering a financial  loss as a direct  consequence of
               Bank's London Branch being unable to meet any of its liabilities, and subject to the FSCS rules  regarding  eligible  claimants and
               eligible  claims,   the  Customer  may  have  a  right  to  claim
               compensation from the FSCS. Subject to the terms of the FSCS, the limit on the  maximum  compensation  sum  payable  by the FSCS in relation to investment  business  is(pound)48,000 and in relation to deposits  is(pound)31,700.  A detailed description of the FSCS
               (including  information  on how  to  make  a  claim,  eligibility criteria and the procedures  involved) is available from the FSCS who can be contacted  at 7th Floor,  Lloyds  Chambers,  Portsoken
               Street, London, E1 8BN.

          10.6 Insurance

               The  Customer  acknowledges  that  Bank will not be  required  to maintain any insurance  coverage  specifically for the benefit of the  Customer.  Bank will,  however,  provide  details of its own general insurance coverage to the Customer on request.

          10.7 Security Holding Disclosure

               With respect to  Securities  and Exchange  Commission  Rule 14b-2
               under  The  U.S   Shareholder   Communications   Act,   regarding
               disclosure of beneficial owners to issuers of Securities, Bank is
               instructed  not  to  disclose  the  name,   address  or  Security
               positions of Customer in response to  shareholder  communications requests regarding the Account.

          10.8 USA PATRIOT Act Disclosure

               Section 326 of the Uniting and Strengthening America by Providing
               Appropriate  Tools  Required to Intercept and Obstruct  Terrorism
               Act of 2001  ("USA  PATRIOT  Act")  requires  Bank  to  implement reasonable  procedures  to verify the identity of any person that opens a new Account with it. Accordingly,  Customer  acknowledges that  Section  326 of the USA  PATRIOT  Act and  Bank's  identity verification  procedures require Bank to obtain information which may be used to  confirm  Customer's  identity  including  without limitation Customer's name, address and organizational  documents
               ("identifying  information").  Customer  may  also  be  asked  to provide  information  about  its  financial  status  such  as its current  audited and  unaudited  financial  statements.  Customer agrees to provide Bank with and consents to Bank  obtaining  from third  parties any such  identifying  and  financial  information required as a condition  of opening an account  with or using any service provided by Bank.

          10.9 Governing Law and Jurisdiction

               This Agreement  will be construed,  regulated,  and  administered under the laws of the  United  States  or State of New  York,  as applicable,  without  regard to New York's  principles  regarding conflict of laws,  except that the foregoing shall not reduce any statutory  right to  choose  New York law or  forum.  The  United
               States District Court for the Southern  District of New York will have the sole and  exclusive  jurisdiction  over any  lawsuit  or other  judicial  proceeding  relating  to or  arising  from  this
               Agreement.   If  that  court   lacks   federal   subject   matter
               jurisdiction,  the  Supreme  Court of the State of New York,  New
               York County will have sole and exclusive jurisdiction.  Either of these  courts  will have  proper  venue for any such  lawsuit  or judicial proceeding, and the parties waive any objection to venue or their  convenience as a forum.  The parties agree to submit to the  jurisdiction  of any of the courts  specified  and to accept service of process to vest personal jurisdiction over them in any
               of  these  courts.   The  parties   further   hereby   knowingly,
               voluntarily  and  intentionally  waive,  to  the  fullest  extent permitted  by  applicable  law, any right to a trial by jury with respect to any such  lawsuit or  judicial  proceeding  arising or relating  to  this  Agreement  or the  transactions  contemplated hereby.  To the extent that in any jurisdiction  Customer may now or  hereafter  be  entitled  to claim,  for itself or its assets, immunity  from  suit,  execution,  attachment  (before  or  after judgement) or other legal process,  Customer shall not claim, and it hereby irrevocably waives, such immunity.

          10.10 Severability; Waiver; and Survival

               (a)  If one  or  more  provisions  of  this  Agreement  are  held invalid,  illegal  or  unenforceable  in any  respect on the
                    basis   of   any   particular   circumstances   or  in   any
                    jurisdiction,  the validity,  legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

               (b)  Except as otherwise  provided herein, no failure or delay on the part of either  party in  exercising  any power or right under  this  Agreement  operates  as a waiver,  nor does any single or partial  exercise  of any power or right  preclude any other or further exercise,  or the exercise of any other power or right.  No waiver  by a party of any  provision  of this  Agreement,  or waiver of any  breach  or  default,  is effective  unless it is in  writing  and signed by the party against whom the waiver is to be enforced.

               (c)  The parties'  rights,  protections,  and remedies under this
                    Agreement shall survive its termination.

          10.11 Confidentiality

               (a)  Subject   to  Clause   10.11(b)   the  Bank  will  hold  all
                    Confidential Information in confidence and will not disclose any  Confidential  Information  except as may be required by
                    Applicable  Law,  a  regulator  with  jurisdiction  over the
                    Bank's business, or with the consent of the Customer.

               (b)  The Customer  authorizes  the Bank to disclose  Confidential
                    Information to:

                    (i)  any  Subcustodian,   subcontractor,  agent,  Securities
                         Depository,  securities  exchange,  broker, third party
                         agent,  proxy  solicitor,  issuer,  or any other person
                         that the Bank  believes  it is  reasonably  required in
                         connection  with  the  Bank's   provision  of  relevant
                         services under this Agreement;

                    (ii) its   professional   advisors,   auditors   or   public
                         accountants;

                    (iii) its Affiliates, and

                    (iv) any revenue  authority  or any  governmental  entity in relation to the processing of any tax relief claim.

               (c)  Except as otherwise  required by Applicable Law or as needed to enforce the terms of this  Agreement,  the parties  shall
                    hold  the  terms  and   conditions  of  this   Agreement  in
                    confidence.

          10.12 Counterparts

          This Agreement may be executed in several  counterparts  each of which will be deemed to be an original and together will  constitute one and the same agreement.

          10.13 No Third Party Beneficiaries

          A person who is not a party to this  Agreement  shall have no right to enforce any term of this Agreement.

 THE CUSTOMER                                     JPMORGAN CHASE BANK, N.A.
 By:_______________________________               By:______________________
 Name:                                            Name:
 Title:                                           Title:
 Date:                                            Date:

SCHEDULE 1
List of Subcustodians and Markets Used by the Bank

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

SCHEDULE 2

Persons Authorized To Give Instructions

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  Full Name and       Method of      Limitation in    Telephone     Specimen
 Official Position   Instruction*     Authority**       Number      Signature
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Signed for and on behalf of the Customer by:

Signature:
Name:
Position:

*    i.e. writing, telephone or facsimile.
**** "All",  "No limit" or similar  phrases would include  authority to issue instructions relating to foreign exchange.

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons  authorized  as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

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    Full name of Fund       Address     Accounts for which     Limitation in
     Manager/Adviser                        authorized*          Authority**
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Signature:

Name:
Title:

*    If left blank,  the Fund Manager is authorized to give  instructions on all accounts.
**   "All" or "No limit" or similar  phrases  would  include  authority to issue instructions relating to foreign exchange.

SCHEDULE 4

Form of Board Resolution

To:  JPMorgan Chase Bank, N.A.

                                                            .............. 20...

We hereby  certify that the following is a true copy of the minutes of the Board
of                                  Directors                                 of
..........................................................................*  (the
"Company")       which      was      duly      called      and      held      on
.......................................,  20....... and at which a duly qualified quorum was present throughout and entitled to vote.

1.   There was produced to the meeting a form of Custody  Agreement  provided by
     JPMorgan  Chase Bank,  N.A.  ("JPMorgan")  for use in  connection  with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and JPMorgan as referred to therein.
     The form of Custody Agreement  produced had been completed by an officer of the Company,  and in particular it was noted that details of the Authorised
     Persons (as defined  therein)  and  details of persons  authorised  to give instructions  on behalf of the  Company had been  completed  in Schedule 2.
     Details of any Fund Managers and Advisers had been completed in Schedule 3.
     The indemnities given to JPMorgan in the Custody Agreement were also noted.
     The meeting considered the form of the Custody Agreement.

2.   IT WAS  RESOLVED  that the form of  Custody  Agreement  (together  with the
     Schedule and Appendices),  completed in the manner and form produced at the
     meeting,      be     and     is      hereby      approved      and     that
     ................................................................**  be  and
     he/she is hereby authorised,  for and on behalf of the Company, to sign and deliver  the same  together  with such  changes and  amendments  thereto as he/she may in his/her sole discretion think fit.

3.   There was  produced to the  meeting a form of power of attorney  ("power of attorney")  to be given by the Company to  JPMorgan  to enable  JPMorgan to provide tax reclaim services as provided for in the Custody Agreement.  The meeting  considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby  approved and that it be executed under seal in accordance with the Company's constitution.

     .............................................. Director

     .............................................. Secretary

*    Name of Company in full.

APPENDIX A
Specimen Fund Manager Mandate

TO:  JPMORGAN CHASE BANK, N.A.
GLOBAL CUSTODY DIVISION

                                                      DATE: ____________________
Dear Sirs,

     Re:  Global Custody for (the "Customer").

We warrant  that we have been  appointed by the Customer as its fund manager for the account(s) listed below and that we have full authority from the Customer to give instructions in respect of all transactions relating to the account(s).  We agree  to  indemnify  and  hold  JPMorgan  harmless  for any  losses,  costs  or liabilities it or its agents incur as a result of any breach of this warranty.

We set out  overleaf  the names and  specimen  signatures  of those  individuals authorised  by us to operate  accounts  and give  instructions  on behalf of the
Customer in respect of the account(s).

JPMorgan  may  accept and act on any  instructions  that have been  verified  in accordance with a Security Procedure, as defined in the Global Custody Agreement between  JPMorgan  and the  Customer,  or,  if no  such  Security  Procedure  is applicable,  which JPMorgan  believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give  instructions in respect of all securities and cash accounts,
for  foreign   exchange,   and  shall  be   authorised   to  give   instructions
notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:
Position:
Evidence of Authority to sign this Letter is enclosed

ACCOUNT(S) COVERED BY THIS MANDATE:

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  Full Name and       Method of      Limitation in    Telephone     Specimen
 Official Position   Instruction*     Authority**       Number      Signature
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*    i.e. writing, telephone or facsimile.
**   ** "All",  "No limit" or similar  phrases would include  authority to issue instructions relating to foreign exchange.

SCHEDULE 5

Electronic Access

     1.   The Bank  shall  permit the  Customer  and its  Authorized  Persons to access  electronically the applications and products listed on Exhibit
          1 to this Agreement (the  "Products").  The Bank reserves the right to modify this Schedule 5 and, subject to the terms and conditions of the
          Agreement,  the products and services  available through the Products, upon  notice to the  Customer.  The Bank shall  endeavour  to give the
          Customer  reasonable notice of its termination or suspension of access hereunder  to any  Product,  but may do so  immediately  upon  written notice to the Customer if the Bank determines, in its sole discretion, that providing access to such Product would violate  Applicable Law or that the security or integrity of such Product is at risk.

     2.   In  consideration  of the fees  paid by the  Customer  to the Bank and subject to any  applicable  Software  License  Addendum in relation to
          Bank  owned  or  sublicensed   Software   provided  for  a  particular
          Application,  the Bank  grants  to the  Customer  on the terms of this
          Schedule  5 a  non-exclusive  license  to use  the  Products  and  the information  and data  made  available  to the  Customer  through  the
          Products (the "Data") for the sole use of the  Customer.  The Customer may  download  the Data and print out hard  copies for its  reference, provided  that it does not  remove  any  copyright  or  other  notices contained  therein or any  hyperlink  or other  reference  to any such notice.

     3.   The  rights  and  obligations  of  the  parties  with  respect  to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by the
          Bank's terms and conditions relating to such products and services, as the same may be amended from time to time (the  "Product  Terms").  If and to the extent that there is a conflict  between the Product  Terms and this Schedule 5, the provisions of this Schedule 5 shall prevail.

     4.   The Customer acknowledges that there are certain security, corruption, transaction error and access  availability risks associated with using open networks such as the internet,  and the Customer hereby expressly assumes  such  risks.  The  Customer  shall  make its own  independent assessment  of the  adequacy  of  the  internet  and  of the  security procedures made available by the Bank. The Customer  acknowledges  and agrees that the  selection  and use by it of third party  security and communications  software and third party service providers is the sole responsibility  of the  Customer,  and the Bank  disclaims  all  risks related thereto,  notwithstanding  that the Bank may recommend certain security and/or  communication  software  packages.  All such software must be interoperable  with the Bank's software.  Each of the Customer and  the  Bank  shall  be  responsible  for  the  proper  functioning, maintenance  and security of its own systems,  services,  software and other equipment.

     5.   Notwithstanding the other provisions of the Agreement,  the Bank shall not  be  liable  for  any  Liabilities  arising  out  of  the  use  or unavailability  of the  Bank's web site or any means  provided  by the
          Bank of  accessing  the  Products  through  the Bank's web site in the absence of the Bank's gross negligence or wilful misconduct.

     6.   The  Customer  shall not use the  Products to transmit  (i) any virus, worm,  or  destructive  element  or any  programs  or data that may be reasonably  expected  to  interfere  with or disrupt  the  Products or servers  connected to the  Products;  (ii)  material that violates the rights of  another,  including  but not  limited  to the  intellectual property  rights of another;  and (iii) "junk  mail",  "spam",  "chain letters" or unsolicited mass distribution of e-mail.

     7.   The Customer shall promptly and accurately designate in writing to the
          Bank the  geographic  location  of its users  from  time to time.  The
          Customer further represents and warrants to the Bank that the Customer shall not  access the  service  from any  jurisdiction  which the Bank informs the customer or where the Customer has actual  knowledge  that the  service is not  authorized  for use due to local  regulations  or laws.  Prior to submitting any document  which  designates the persons authorized to act on the Customer's  behalf, the Customer shall obtain from  each  individual  referred  to in such  document  all  necessary consents  to enable the Bank to process  the data set out  therein for the purposes of providing the Products.

     8.   The Customer shall be responsible for the compliance of its Authorized
          Persons with the terms of this Schedule 5.

EXHIBIT 1

Products

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING